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                                                              EXHIBIT 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this Amendment No. 2 to Registration Statement on Form S-4 of our report, which includes an explanatory paragraph for changes in accounting methods, dated February 14, 1996 on our audits of the financial statements of Coast Hotels and Casinos, Inc. as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995; our report, which includes an explanatory paragraph for changes in accounting methods, dated February 14, 1996 on our audits of the financial statements of Coast Resorts, Inc. (parent company only) as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995; our report, which includes an explanatory paragraph related to Coast West's reliance on advances from Coast Hotels and Casinos, Inc., dated February 14, 1996 on our audit of the financial statements of Coast West, Inc. as of December 31, 1995 and for the period September 29, 1995 (the date of inception) through December 31, 1995; and our report dated February 14, 1996 on the financial statement schedule of Coast Hotels and Casinos, Inc. for each of the three years in the period ended December 31, 1995. We also consent to the reference to our firm under the captions "Selected Financial And Operating Data" and "Experts."

COOPERS & LYBRAND L.L.P.

Las Vegas, Nevada

July 9, 1996